UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2009

ASTA FUNDING, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-26906	22-3388607
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey	07632
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-567-5648

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As previously announced by Asta Funding, Inc. (the “Company”), Mitchell Cohen, its former Chief Financial Officer, left the Company to relocate and take another position on February 20, 2009, the date on which the Company filed its Annual Report on Form 10-K for the year ended September 30, 2008.  Mr. Cohen was replaced as Chief Financial Officer by Robert J. Michel, CPA, age 52, who has been with the Company since 2004 and has served as the Company’s Controller since January 2008. Prior to taking the Controller position, Mr. Michel was the Director of Financial Reporting and Compliance at the Company.  Prior to working for the Company, Mr. Michel was a partner at Laurence Rothblatt & Company LLP, a CPA firm located in Great Neck, New York. Mr. Michel’s base compensation is $200,000 per year. Mr. Michel is not under contract as he is an at will employee.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.

Date:     March 12, 2009

By:  /s/ Gary Stern
        Gary Stern
        Chairman, President and Chief Executive Officer

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